EXHIBIT 25.2(k)

                                                                  EXECUTION COPY











                             FUND SERVICES AGREEMENT


                              o FUND ADMINISTRATION SERVICES

                              o FUND ACCOUNTING SERVICES

                              o TRANSFER AGENCY SERVICES















                              YORK ENHANCED STRATEGIES FUND, LLC

                                    NOVEMBER 17, 2005


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                                                                  EXECUTION COPY
                             FUND SERVICES AGREEMENT



                                  TABLE OF CONTENTS

SECTION                                                                     PAGE


1.  Appointment.........................................................    1

2.  Representations and Warranties......................................    1

3.  Delivery of Documents...............................................    3

4.  Services Provided...................................................    3

5.  Fees and Expenses...................................................    4

6.  Limitation of Liability and Indemnification.........................    6

7.  Term................................................................    8

8.  Notices.............................................................    9

9.  Waiver..............................................................    9

10. Force Majeure.......................................................    9

11. Amendments..........................................................    10

12. Severability........................................................    10

13. Governing Law.......................................................    10

14. Confidentiality.....................................................    10

Signatures..............................................................    11


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                                                                  EXECUTION COPY
                            FUND SERVICES AGREEMENT



                          TABLE OF CONTENTS (CONTINUED)

                                                                            PAGE

Schedule A  --  Fees and Expenses....................................       A-1

Schedule B  --  Description of Fund Administration Services..........       B-1

Schedule C  --  Description of Fund Accounting Services..............       C-1

Schedule D  --  Description of Transfer Agency Services..............       D-1


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                             FUND SERVICES AGREEMENT


        AGREEMENT made as of November 17, 2005 by and between York Enhanced Strategies Fund, LLC (the "Fund"), a Delaware limited liability company, and J.P. Morgan Investor Services Co. ("J.P. Morgan"), a Delaware corporation.

                              W I T N E S S E T H:

                WHEREAS, the Fund is registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
                WHEREAS, the Fund wishes to contract with J.P. Morgan to provide certain services with respect to the Fund;
                NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

        1. APPOINTMENT. The Fund hereby appoints J.P. Morgan to provide services for the Fund, as described hereinafter, subject to the supervision of the Board of Directors of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. J.P. Morgan accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 5 of and Schedule A to this Agreement.

        2.      REPRESENTATIONS AND WARRANTIES.

                (a)    J.P. Morgan represents and warrants to the Fund that:

                       (i) J.P. Morgan is a corporation, duly organized and existing under the laws of the State of Delaware;

                       (ii) J.P. Morgan is duly qualified to carry on its business in the Commonwealth of Massachusetts;

                       (iii) J.P. Morgan is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

                       (iv) all requisite corporate proceedings have been taken to authorize J.P. Morgan to enter into and perform this Agreement;

                       (v) J.P. Morgan has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

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                       (vi)  no legal or administrative proceedings have been
instituted or threatened which would impair J.P. Morgan's ability to perform its duties and obligations under this Agreement;

                       (vii) J.P. Morgan's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of J.P. Morgan or any law or regulation applicable to J.P. Morgan; and

                       (viii)assuming execution and delivery of this Agreement by the Fund, this Agreement is J.P. Morgan's legal, valid and binding obligation, enforceable in accordance with its terms.

                (b)    The Fund represents and warrants to J.P. Morgan that:

                       (i) the Fund is a limited liability company, duly organized and existing and in good standing under the laws of the State of Delaware;

                       (ii) the Fund is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement;

                       (iii) all requisite proceedings have been taken to authorize the Fund to enter into and perform this Agreement;

                       (iv) the Fund is registered as an investment company under the 1940 Act;

                       (v) a registration statement on Form N-2 under the 1940 Act has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

                       (vi) no legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

                       (vii) the Fund's registration statement complies in all material respects with the 1940 Act (including the rules and regulations thereunder) and none of the Fund's prospectuses and/or statements of additional information contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading; and

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                       (viii)the Fund's entrance into this Agreement shall not
cause a material breach or be in material conflict with (a) any other agreement to which the Fund is bound, (b) any obligation of the Fund, or (c) any law or regulation applicable to it.

        3. DELIVERY OF DOCUMENTS. Subject to applicable laws, the Fund will promptly furnish to J.P. Morgan such copies, properly certified or authenticated, of contracts, documents and other related information that J.P. Morgan may reasonably request or requires to properly discharge its duties. Such documents may include but are not limited to the following:

                (a) Resolutions of the Board authorizing the appointment of J.P. Morgan to provide certain services to the Fund and approving this Agreement;

                (b)    The Fund's Operating Agreement;

                (c)    The Fund's By-Laws;

                (d) The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

                (e) The Fund's registration statement including exhibits, as amended, on Form N-2 (the "Registration Statement") under the 1940 Act, as filed with the SEC;

                (f) Copies of the Investment Management Agreement between the Fund and its investment adviser (the "Advisory Agreement");

                (g) The Fund's prospectus(es) relating to all funds, series, portfolios and classes, as applicable, and all amendments and supplements thereto (such Prospectus(es) and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

                (i) Such other agreements as the Fund may enter into from time to time such as securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.

        4.      SERVICES PROVIDED.

                (a) J.P. Morgan will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Operating Agreement and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board, of which J.P. Morgan has been notified by the Fund:

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                       (i)   Fund Administration;

                       (ii)  Fund Accounting; and

                       (iii) Transfer Agency.

A detailed description of each of the above services is contained in Schedules B, C and D to this Agreement.

                (b)    J.P. Morgan will also:

                       (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of J.P. Morgan or a corporate affiliate of J.P. Morgan);

                       (ii) provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;

                       (iii) furnish equipment and other materials, which are necessary or desirable for provision of the services contemplated herein; and

                       (iv) keep records relating to the services provided hereunder in such form and manner as J.P. Morgan may deem appropriate or advisable. To the extent required by Section 31 of the 1940 Act and the rules thereunder, J.P. Morgan agrees that all records prepared or maintained by J.P. Morgan relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Fund's expense, and made available in accordance with such Section and rules.

        5.      FEES AND EXPENSES.

                (a) As compensation for the services rendered to the Fund pursuant to this Agreement the Fund shall pay J.P. Morgan monthly fees determined as set forth in Schedule A to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

                (b) For the purpose of determining fees calculated as a function of the Fund's assets, the value of the Fund's assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board.

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                (c)    The Fund may request additional services, additional
processing, or special reports, with such specifications, requirements and documentation as may be reasonably requested by the Fund. In addition, significant regulatory and legal changes and changes in the Fund's status may necessitate additional services, processing or reports. In either instance, if J.P. Morgan elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses at its customary rates and charges.

                (d) J.P. Morgan will bear its own expenses in connection with the performance of the services under this Agreement except as provided herein or as agreed to by the parties. The Fund agrees to promptly reimburse J.P. Morgan for any services, equipment or supplies ordered by or for the Fund (at the Fund's written request) through J.P. Morgan and for any other expenses that J.P. Morgan may incur on the Fund's behalf at the Fund's written request or as consented to by the Fund in advance in writing. Such other expenses to be incurred in the operation of the Fund and to be borne by the Fund, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors who are not officers, directors, shareholders or employees of J.P. Morgan, or the Fund's investment adviser or distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges (provided that such levies, fines or other charges are not the result of J.P. Morgan's misconduct); EDGAR filing fees, processing services and related fees; postage and mailing costs; costs of share certificates; advisory and administration fees; charges and expenses of pricing and data services, independent public accountants and custodians; insurance premiums, including fidelity bond premiums; reasonable legal expenses; consulting fees; customary bank charges and fees; costs of maintenance of organizational existence; expenses of typesetting and printing of Prospectuses for regulatory purposes and for distribution to current shareholders of the Fund (the Fund's distributor to bear the expense of all other printing, production, and distribution of Prospectuses, and marketing materials); expenses of printing and production costs of shareholders' reports and proxy statements and materials; expenses of proxy solicitation, proxy tabulation and annual meetings; costs and expenses of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate [or trust], shareholder, and Board meetings; trade association dues and expenses; reprocessing costs to J.P. Morgan caused by third party errors; copying charges; overtime work when necessitated by unusual client requests (when

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authorized by the Fund in advance); microfilm and storage, audio response unit costs; corporate action services; service termination and conversion costs; any expenses necessitated by regulatory or legal changes; and any extraordinary expenses and other customary Fund expenses. In addition, J.P. Morgan may utilize one or more independent pricing services to obtain securities prices and to act as backup to the primary pricing services designated by the Fund, in connection with determining the net asset values of the Fund. The Fund will reimburse J.P. Morgan for the Fund's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Fund.

                (e) All fees, out-of-pocket expenses, or additional charges of J.P. Morgan shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice.

                (f) J.P. Morgan will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as determined by J.P. Morgan) plus two percent per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Fund to J.P. Morgan.

                (g) In the event that the Fund is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by J.P. Morgan, provided, however, that the Fund shall have thirty (30) days from the date of such notice to cure such delinquent payment. The Fund must notify J.P. Morgan in writing of any contested amounts within sixty (60) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

        6.      LIMITATION OF LIABILITY AND INDEMNIFICATION.

                (a) J.P. Morgan shall not be liable for (i) any error of judgment or mistake of law or (ii) any loss or expense suffered by the Fund or third parties, in connection with the matters to which this Agreement relates, except for, in either case, a loss or expense caused by or resulting from J.P. Morgan's negligence, bad faith or willful misconduct.

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                (b)    J.P. Morgan shall not be responsible for, and the Fund
shall indemnify and hold J.P. Morgan and its directors, officers, agents and employees (collectively, the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and reasonable expenses, including reasonable out-of-pocket and incidental expenses and reasonable legal fees ("Losses"), that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them (except for Losses caused by or resulting from the Indemnitee's negligence, bad faith or willful misconduct), in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to (but excluding Losses to the extent caused by or resulting from the Indemnitee's negligence, bad faith or willful misconduct):

                       (i) any and all actions of the Indemnitees required to be taken pursuant to this Agreement;

                       (ii) the reliance on or use by the Indemnitees of information, records, or documents which are received by the Indemnitees and furnished to it or them by or on behalf of the Fund, and which have been prepared or maintained by the Fund or any third party on behalf of the Fund;

                       (iii) the Fund's refusal or failure to comply in all material respects with the terms of this Agreement or the Fund's lack of good faith, or its actions, or lack thereof, involving negligence or willful misconduct;

                       (iv) the material breach of any representation or warranty of the Fund hereunder;

                       (v) following any instructions or other directions reasonably believed to be requests of the Fund or otherwise duly authorized,and upon which J.P. Morgan is authorized to rely pursuant to the terms of this Agreement;

                       (vi) any delays, inaccuracies, errors in or omissions from information or data provided to J.P. Morgan by the Fund, its investment advisers and/or sub-advisers, and providers of services by third parties that are not affiliates of J.P. Morgan such as data services, corporate action services, pricing services or securities brokerage;

                       (vii) the offer or sale of shares by the Fund in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency

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or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Fund or its other service providers (other than affiliates of J.P. Morgan) and agents, or
(2) existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement;

                       (viii)any failure of the Fund's registration statement to comply in any material respect with the 1940 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in a Fund's prospectus;

                       (ix) the actions taken by the Fund, its investment adviser and/or sub-advisers, and its distributor in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply; and

                       (x) all actions, inactions, omissions, or errors caused by third parties that are not affiliates of J.P. Morgan to whom the Fund or the Indemnitees have assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Fund, its investment advisers, distributor, administrator or sponsor.

                (d) In performing its services hereunder, J.P. Morgan shall be entitled to rely on any oral or written instructions, notices or other communications, including electronic transmissions, from the Fund and its custodians, officers and directors, investment advisers and sub-advisers, investors, agents and other service providers which J.P. Morgan reasonably believes to be genuine, valid and authorized. J.P. Morgan shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel and public accountants retained by the Fund, as necessary or appropriate.

                (e) Anything in this agreement to the contrary notwithstanding, in no event shall J.P. Morgan be liable for any indirect, incidental, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if J.P. Morgan has been advised of the likelihood of such loss or damage and regardless of the form of action in which any such loss or damage may be claimed. This provision shall survive the termination of this Agreement.

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        7.      TERM. This Agreement shall become effective on the date first hereinabove written and may be modified or amended from time to time by mutual written agreement between the parties hereto. The Agreement shall continue in effect unless terminated by either party on 90 days' prior written notice. Upon termination of this Agreement, the Fund shall pay to J.P. Morgan such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination. In the event of late payment or non-payment, J.P. Morgan shall have the right to retain the records of the Fund until all fees and monies due J.P. Morgan are paid. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

8. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

                  If to the Fund:

                           767 Fifth Avenue, 17th Floor
                           New York, NY 10153
                           Attention: Adam J. Semler
                           Telephone: (212) 300-1300
                           Fax:(212) 300-1301

                  If to J.P. Morgan:

                           J.P. Morgan Investor Services Co.
                           73 Tremont Street
                           Boston, MA 02108
                           Attention: Legal Department
                           Fax: (617) 557-8616

        9. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

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        10.     FORCE MAJEURE. J.P. Morgan will maintain and update from time to time business continuity and disaster recovery procedures with respect to its fund services business that it determines from time to time meet reasonable commercial standards. J.P. Morgan shall not be responsible or liable for any harm, loss or damage suffered by the Fund, its investors, or other third parties or for any failure or delay in performance of J.P. Morgan's obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond J.P. Morgan's control. In the event of a force majeure, any resulting harm, loss, damage, failure or delay by J.P. Morgan will not give the Fund the right to terminate this Agreement.

        11. AMENDMENTS. This Agreement may only be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

        12. NO AGENCY. It is hereby acknowledged and agreed that J.P. Morgan is acting in its capacity as an independent contractor for all purposes under this Agreement, rather than as an agent of the Fund, and, other than as specified above, shall have no authority to act of behalf of the Fund.

        13. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

        14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS..

        15. CONFIDENTIALITY. In accordance with the U.S. Securities and Exchange Commission's regulation S-P ("Regulation S-P"), nonpublic personal financial information relating to consumers and customers of the Fund provided by, or at the direction of the Fund to J.P. Morgan, or collected or retained by J.P. Morgan in the course of performing its duties as transfer agent shall be considered confidential information. J.P. Morgan agrees that it shall not use such confidential information for any purpose other than to carry out its obligations under this Agreement, and further agrees that it shall not give, sell or in any way transfer or disclose such confidential information to any person or entity, other than (i) affiliates of J.P. Morgan or

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third parties who have entered into contractual arrangements with the Fund or with J.P. Morgan, and then only to the extent necessary to carry out the obligations under such contractual arrangements, (ii) at the direction of the Fund, (iii) as required by law or (iv) subject to (i) above, as permitted by law and the Fund's privacy policies disclosed to J.P. Morgan. J.P. Morgan represents that it has in place and shall maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information related to consumers or customers of the Fund. J.P. Morgan warrants that it shall not disclose such confidential information to any person or entity as permitted in the previous sentence unless such person or entity has agreed to keep such information confidential. The Fund represents to J.P. Morgan that it has adopted a statement of its privacy policies and practices as required by Regulation S-P and agrees to provide J.P. Morgan with a copy of that statement annually.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                                    YORK ENHANCED STRATEGIES FUND, LLC

                                      By: ____________________________

                                      Name: __________________________

                                      Title: _________________________

                                    J.P. MORGAN INVESTOR SERVICES CO.

                                      By: ____________________________

                                      Name:___________________________

                                      Title:__________________________



                                                Fund Services Agreement-YES Fund

                           FUND SERVICES AGREEMENT

                                  SCHEDULE A
                               FEES AND EXPENSES

                     FUND ACCOUNTING AND ADMINISTRATION FEES


A.      Compliance, Tax and Financial Reporting Core Service Fees

        $25,000 For Treasury and Compliance Services
        $12,500 For Tax Services
        $10,000 For Financial Reporting

B.      Accounting Fees

        0.5 basis point    For preparation of monthly Net Asset Valuations and
                                   fund accounting duties. The annual fee will be based on the average aggregate principal amount of collateral outstanding (including eligible investments and Restricted Investments) at the beginning and end of each billing period. Billing periods will coincide with the payment dates of this transaction. Minimum annual amount is $50,000.

C.      Out-of-Pocket Charges

        The Funds will reimburse JPMorgan for reasonable out-of-pocket expenses incurred on its behalf.

        Fund Accounting out-of-pocket charges include, but are not limited to, express mail, archiving, SAS 70 reviews requested by the Fund, and printing/copying charges.

        Fund Administration out-of-pocket charges include, but are not limited to, travel to Board of Directors meetings (if applicable), overnight courier charges, and printing/copying charges for Board Book materials, Sarbanes-Oxley Act sub-certification process, and CCO Office Support.

        Transfer Agency out of pocket expenses include, but are not limited to, confirmations, statements, stationary, postage, courier service, forms, telephones, record retention, wires, transcripts, microfilm and expenses incurred at the specific direction of the funds.

D.      Direct Pass-through Vendor Charges

        JPMorgan will pass through to the Funds directly certain vendor charges, such as those for pricing quotes. Pass-through charges will be based on the information vendors and service providers used.


                             TRANSFER AGENCY FEES

A.       Transfer Agency Core Service Fees

         $20,000                   Per Cusip
         $25                       Per Account


                                     A-1


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                           FUND SERVICES AGREEMENT

                                  SCHEDULE B
                  GENERAL DESCRIPTION OF FUND ADMINISTRATION
                            AND COMPLIANCE SERVICES


J.P. Morgan's Fund Administration and Compliance Services are designed and intended to address the Fund's routine financial and tax reporting, portfolio compliance and general administration needs. J.P. Morgan will work closely with the Fund's experts, such as its public accountants and legal counsel, with respect to these services.

I.      ROUTINE FINANCIAL REPORTING SERVICES

        A. Semi-annual and annual reports. Prepare for review and approval by Fund's adviser or officers, financial information for the Fund's semi-annual reports, annual reports and financial statements for routine prospectus updates.

        B. Regular N-SAR filings. Prepare for review and approval by Fund's adviser, officers or directors, Form N-SAR. Upon approval of the N-SAR by the Fund's adviser or officers, J.P. Morgan will file Form N-SAR with the SEC.

        C. Form N-Q. Prepare for review and approval by Fund's adviser or officers, Form N-Q. Upon approval of the N-Q by the Fund's adviser or officers, J.P. Morgan will file Form N-Q with the SEC.

        D. Form N-CSR. Prepare for review and approval by Fund's adviser or officers, Form N-CSR. Upon approval of the N-CSR by the Fund's adviser or officers, J.P. Morgan will file Form N-CSR with the SEC.

II.     ROUTINE TAX SERVICES

        A.      Core Tax Services ( Included in Administration Fee)
                o      Includes preparation and review of the following:
                       o Fiscal and excise tax provisions( includes all the following book/tax adjustments, wash sales, 1256 adjustments, 988 analysis, PFIC, defaulted bonds, REITs, straddles, QCCO, contingent debt calculations, swaps, LPs etc.)
                       o Federal income, state income1 and Federal excise tax returns (including filings by extended due dates)2;
                       o Year end re-characterizations, return of capital foreign tax credit and tax exempt percentages for form 1099;
                       o Year end shareholder reporting requirements (state by state, country by country, treasury income and asset percentages, AMT, QDI, FTC);
                       o     IRS asset diversification and good income tests;
                       o     Periodic distributions;

_____________________________

1 JPM to the instructed by Client and/or Auditors on all applicable state filing for each Fund services.
2 Does not include JPM signature as paid preparer on tax returns filed.

                                     B-1


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                       o     60 day notice information (FTC, LT capital gain
            designation, tax exempt income, DRD, QDI);
                       o Quarterly tax exempt asset test and annual foreign security asset test.
                o Tax preparation and review of all items regarding liquidations or mergers including completion of the final tax provision(s), return(s) and calculations of all tax attributes.
                o Support financial statement process by preparing and reviewing the following:
                       o     ROC SOP disclosure;
                       o     Tax Footnote disclosure.
                o Up to 25 hours of tax consultation and research per year per Fund Complex.
                o      Review complex corporate actions.
                o Preparation and review of one income, including capital gains, estimate during the fund's fiscal year. Estimate assumes all prior year tax adjustments reverse and does not include current year tax adjustments.

        B.      Additional Services (subject to additional fees)
                o      Equalization calculations
                o      REMIC OID Calculations
                o      REIT Funds
                o      Mid Year QDI estimates
                o      Accelerated Fiscal or Excise Tax Reporting
                o      Tax consulting above 25 hours annually
                o      Signature on tax return filings as paid preparer

III.    ROUTINE COMPLIANCE

J.P. Morgan will provide assistance to the Fund and its investment adviser with respect to compliance with federal tax and securities laws. Responsibility for such compliance services are subject to the development of a more precise allocation of duties and responsibilities between J.P. Morgan, the adviser and other relevant service providers. In addition, J.P. Morgan's provision of compliance services is designed to assist the Fund and its adviser but is not intended as an assumption by J.P. Morgan of the adviser's fiduciary duties and legal responsibilities to the Fund.

        A. Portfolio compliance. Monitor and periodically test the Fund's compliance with such investment restrictions and other regulatory requirements, as may be agreed to between the adviser, J.P. Morgan and the Fund (e.g., issuer or industry diversification, etc.).

        B. Tax compliance. Monitor and periodically test, including on required quarterly testing dates, the Fund's compliance with the requirements of Section 851 of the Internal Revenue Code and applicable Treasury Regulations for qualification as a regulated investment company.

        C. Policies and procedures compliance. Assist the investment adviser with monitoring its compliance with Fund Board directives, such as "Approved Issuers Listings for Repurchase Agreements", Rule 17a-7, Rule 17e-1 and Rule 12d3-1 procedures.

                                     B-2


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IV.     GENERAL ADMINISTRATION

        A. Board materials. Prepare or compile performance and expense information, financial reports, and compliance data and information for inclusion in the Fund's regular quarterly Board meeting materials.

        B. Distribution calculations. Calculate dividend, interest and other payments and distributions in respect of the Fund's Securities in accordance with distribution policies detailed in the Fund's prospectuses or Board resolutions. Assist the Fund in making final determinations of distribution amounts.

        C. Expense accruals. Prepare Fund, portfolio or class expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of average daily net assets (e.g., management, advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, directors' fees, etc.).

        D. Expense payments. Arrange, if directed by the appropriate Fund officers, for the payment of the Fund's and each Portfolio's or class' expenses.

        E. Reports to statistical service providers. Report Fund performance to outside statistical service providers as mutually agreed by Fund management and J.P. Morgan.

        F. SEC examinations. Provide support and coordinate communications and data collection, of records and documents held by J.P. Morgan on the Fund's behalf, with respect to routine SEC regulatory examinations of the Fund.

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                           FUND SERVICES AGREEMENT

                                  SCHEDULE C
                   DESCRIPTION OF FUND ACCOUNTING SERVICES


J.P. Morgan shall provide the following accounting services to the Fund:

        A. Maintenance of the books and records for the Fund's assets, including records of all securities transactions.

        B. Calculation of each funds', portfolios' or classes' Net Asset Value in accordance with the Prospectus and duly approved valuation policies and procedures, and after the fund, portfolio or class meets eligibility requirements, transmission to NASDAQ and to such other entities as directed by the Fund.

        C. Calculation of the Net Asset Value of each share of each fund, portfolio or class.

        D. Accounting for dividends, capital gains and interest received and distributions made by the Fund.

        E. Coordinate with the Fund's independent auditors with respect to the annual audit, and as otherwise requested by the Fund.

        F. As mutually agreed upon, J.P. Morgan will provide domestic and/or international reports.

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                           FUND SERVICES AGREEMENT

                                  SCHEDULE D
                    DESCRIPTION OF TRANSFER AGENCY SERVICES


      The following is a general description of the transfer agency services J.P. Morgan shall provide to the Fund.

        A. SECURITY HOLDER RECORDKEEPING. Maintain records showing for each Fund security holder the following: (i) name, address, appropriate tax certification and tax identifying number; (ii) number of shares of each fund, portfolio or class; (iii) historical information including, but not limited to, dividends paid, capital commitments, outstanding principal, drawdowns, repayments of principal, date and price of all transactions including individual purchases and redemptions, based upon appropriate supporting documents; and (iv) any application, specific address, payment and processing instructions.

        B. SECURITY HOLDER ISSUANCE. Record the issuance of securities of each Fund, portfolio or class. Except as specifically agreed in writing with any Fund, J.P. Morgan shall have no obligation when countersigning and issuing and/or crediting securities to take cognizance of any other laws relating to the issue and sale of such securities except insofar as policies and procedures of the Stock Transfer Association recognize such laws.

        C. TRANSFER, PURCHASE AND REDEMPTION ORDERS. Process all orders for the transfer,purchase and redemption of securities of each Fund in accordance with such Fund's current prospectus, the terms of the subscription agreements to be entered into by prospective Fund shareholders and written transfer agency policies and procedures agreed to from time to time (including transfer restrictions), including electronic transmissions which the Fund acknowledges it has authorized, or in accordance with any instructions of the Fund or its agents which J.P. Morgan reasonably believes to be authorized. Obtain duly executed subscription agreements and requisite certificates of investor eligibility from proposed transferees prior to recording transfers of securities of the Fund.

        D. SECURITY HOLDER COMMUNICATIONS. Transmit all communications by any Fund to its security holders promptly following the delivery by the Fund of the material to be transmitted by mail, telephone, courier service or electronically.

        E. PROXY MATERIALS. Assist with the mailing or transmission of proxy materials, tabulating votes, and compiling and certifying voting results.

        F. RETURNED CHECKS. In the event that any check or other negotiable instrument for the payment of securities is returned unpaid for any reason, J.P. Morgan will take such steps, as J.P. Morgan may deem appropriate and notify the Fund of such action. However, the Fund remains ultimately liable for any returned checks or negotiable instruments of its shareholders.

        H. TAX REPORTING. J.P. Morgan shall issue appropriate security holder tax forms as required.

        I. DIVIDEND AND DISTRIBUTION DISBURSING. J.P. Morgan will prepare and mail checks, place wire transfers or credit income and capital gain payments to security holders. Each Fund will advise J.P. Morgan of the declaration of any dividend or distribution and the record and payable date thereof at least five (5) days prior to the record date. J.P. Morgan will, on or before the payment date of any such dividend or distribution, notify the Fund's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, the Fund will instruct its Custodian to make available to J.P. Morgan sufficient funds for the cash amount to be paid out. If a security holder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to each security holder's account. J.P. Morgan shall retain from amounts otherwise distributable to any shareholder sufficient funds for the payment of any tax that is legally owed by the Fund under applicable law or regulations. J.P. Morgan shall use reasonable efforts to give notice to each shareholder of any such withholding requirement at least 10 days prior to the date of the payment from which amounts are required to be withheld.

        J. ESCHEATMENT. J.P. Morgan shall provide escheatment services only with respect to the escheatment laws of the State of Massachusetts, including those which relate to reciprocal agreements with other states.

        K. ANTI-MONEY LAUNDERING SERVICES. Verify security holder identity upon opening new accounts where the subscription comes directly to J.P. Morgan. J.P. Morgan will monitor, identify and report security holder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the U.S. Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service or each agency's designated agent, in each case consistent with J.P Morgan's or the Fund's AML Program or Manual, as provided to J.P. Morgan and approved by J.P. Morgan from time to time ("AML Program"). J.P. Morgan will place holds on transactions in security holder accounts or freeze assets in security holder accounts, as provided in the AML Program and create documentation to provide a basis for law enforcement authorities to trace illicit funds. J.P. Morgan will maintain all records or other documentation related to security holder accounts and transactions therein that are required to be prepared and maintained pursuant to the AML Program, and make the same available for inspection by (i)the designated AML Compliance Officer, (ii) any auditor of the Fund's AML Program or related procedures, policies or controls that have been designated by the Fund in writing, or (iii)regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the designated AML Compliance Officer.

        L. FULFILLMENT SERVICES. As directed by the Fund either by telephone or in writing, J.P. Morgan will mail reasonable quantities of prospectuses (offering memoranda), applications to purchase securities and other information customarily sent to prospective security holders (partners).